EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tiffany & Co.’s Annual Report on Form 10-K for the year ended January 31, 2009.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, NY
November 19, 2009